Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Wildfire New PubCo, Inc. on Amendment No. 2 to Form S-4 of our report dated August 12, 2022 on the consolidated financial statements of Bridger Aerospace Group Holdings, LLC as of December 31, 2021 and 2020, and for each of the two years in the period ended December 31, 2021, and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe LLP

Atlanta, Georgia

November 7, 2022